Exhibit 99.1

WABCO Delivers Record Sales and Operating Income in 2018; Continues to Solidly Outperform Global Commercial Vehicle Market; Provides Guidance for 2019

•	Q4 2018 sales of $911.6 million, 2.4% lower versus a year ago, while up 1.4% in local currencies

•	Full year 2018 sales of $3,831.0 million, up 15.9% from a year ago and up 13.9% in local currencies

•	Q4 2018 reported operating margin of 12.3% versus 13.4% a year ago; performance operating margin of 13.8% versus 15.4% a year ago

•	Full year 2018 reported operating margin of 13.4%, up from 13.2% a year ago; performance operating margin of 14.2% versus 14.9% a year ago

•	Q4 2018 reported diluted EPS of $2.20 versus $3.12 a year ago; performance diluted EPS of $2.13, up from $2.00 a year ago

•	Full year 2018 reported diluted EPS of $7.43 versus $7.50 a year ago; performance diluted EPS of $7.87, up from $6.86 a year ago

•	For full year 2018, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $468.5 million, up 11.2% from a year ago

•

Provides guidance for full year 2019: sales growth to range from 1.5% to 6.5% in local currencies; reported diluted EPS guidance to range from $6.88 to $7.38 and performance diluted EPS to range from $7.60 to $8.10

BRUSSELS, Belgium, February 15, 2019 – WABCO Holdings Inc. (NYSE: WBC), the leading global supplier of braking control systems and other advanced technologies that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q4 and full year 2018 results.

WABCO Q4 2018

U.S. Dollars in millions except EPS or otherwise indicated	Q4 2018	Q4 2017
Sales	$911.6	$934.1
Sales change – in U.S. Dollars year on year	Down 2.4%	—
Sales change – in local currencies year on year	Up 1.4%	—
Operating Income – Reported	$112.0	$124.9
Operating Income – Performance	$125.7	$144.2
Operating Margin – Reported	12.3%	13.4%
Operating Margin – Performance	13.8%	15.4%
Net Income Attributable to the Company – Reported	$114.5	$168.3
Net Income Attributable to the Company – Performance	$110.6	$107.7
Diluted EPS – Reported	$2.20	$3.12
Diluted EPS – Performance	$2.13	$2.00

“In Q4 2018, WABCO faced a slowdown in key global markets, notably in Europe as well as China and India, which was partially offset by growth in the Americas, Japan and Thailand,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Navigating this environment, WABCO again demonstrated its resilience and proven ability to continue to outperform global truck and bus production,” said Esculier. “Further helped by a favorable tax resolution, WABCO also achieved record quarterly earnings per share on a performance basis.”

WABCO Full Year 2018

U.S. Dollars in millions except EPS or otherwise indicated	FY 2018	FY 2017
Sales	$3,831.0	$3,304.2
Sales change – in U.S. Dollars year on year	Up 15.9%	—
Sales change – in local currencies year on year	Up 13.9%	—
Operating Income – Reported	$512.5	$435.0
Operating Income – Performance	$545.7	$492.1
Operating Margin – Reported	13.4%	13.2%
Operating Margin – Performance	14.2%	14.9%
Net Income Attributable to the Company – Reported	$394.1	$406.1
Net Income Attributable to the Company – Performance	$417.8	$371.6
Diluted EPS – Reported	$7.43	$7.50
Diluted EPS – Performance	$7.87	$6.86

“On a full year basis, WABCO propelled sales to a record level of over $3.8 billion, up 15.9% from the previous year and up 13.9% in local currencies,” said Esculier. “Marking its twelfth consecutive year of solid outperformance of the commercial vehicle industry, WABCO also delivered record performance operating income of $545.7 million and record annual earnings per share on a performance basis, up 14.7% versus a year ago.”

In 2018, in spite of significant industry supply chain challenges, WABCO still delivered a solid 5.0% of gross materials productivity and 7.7% of conversion productivity totaling $74.9 million of net savings.

WABCO also continued to strongly convert income into cash in 2018, resulting in net cash from operating activities of $468.5 million, up 11.2% versus the prior year.

WABCO Share Buyback Program

During the fourth quarter of 2018, WABCO repurchased 808,964 shares for $90 million through its share buyback program. Between June 2011 and December 31, 2018, WABCO repurchased 21,807,366 shares for $1,891 million in open market transactions. This includes the repurchase of shares during 2018 for a total of $300 million. As previously reported, WABCO is further authorized to repurchase shares up to a total of $600 million through December 31, 2020. WABCO intends to repurchase $400 million of shares in 2019, subject to market conditions and applicable legal and regulatory requirements.

WABCO Announces New Corporate Headquarters

As part of its change in organizational logic, WABCO decided to relocate its corporate headquarters to Bern, Switzerland, with the objective of creating a singular focus on fully globalizing WABCO’s advanced technology strategy. The current Brussels base will become the headquarters of its newly formed division covering Europe, Middle East and Africa.

“Decoupling WABCO’s corporate headquarters from its four business regions creates a better platform to globally manage the next wave of advanced technologies and scale their adoption in all regions of the world,” said Esculier. “Switzerland is world-renowned for providing a highly favorable environment for breakthrough innovations and offers many distinct advantages for corporate headquarters.”

Recent WABCO Highlights

In Q4 2018, WABCO disclosed that it had extended and expanded its relationship with one of the world’s top original equipment manufacturers (OEMs) by signing a $950 million long-term agreement. Under the eight-year agreement, WABCO will equip two of the OEM’s brands with its leading braking, advanced driver assistance systems (ADAS) and efficiency technologies. Representing a further industry endorsement of WABCO’s global leadership in braking system platforms, this agreement confirms WABCO as the OEM’s sole supplier for electronic braking systems (EBS) in Europe. The OEM also is confirmed as WABCO’s lead customer for its next generation OnGuardACTIVETM Advanced Emergency Braking System (AEBS) solution. With more than 450,000 OnGuard safety systems sold world-wide, WABCO is the global industry leader, independent of OEMs, for collision mitigation systems and ADAS.

WABCO disclosed in January 2019 that it had entered a global long-term agreement to supply its next generation automated manual transmission (AMT) control technology to Daimler, one of the world’s largest commercial vehicle producers. WABCO will develop and introduce its next generation AMT control technology into Daimler’s global truck and bus series production. With a lighter-weight, robust and more compact design, WABCO’s new gearbox control unit reduces noise levels, optimizes gear shifting performance and increases driver comfort. In addition, the innovative new system is designed to support an extensive range of different truck types, gearboxes and market specific functionalities, which will support global AMT technology to further increase penetration in all regions. With more than four million systems sold, WABCO is the global market leader for AMT control solutions.

In Q4 2018, WABCO reported that it had signed a long-term agreement with Hyundai Motor Company, South Korea’s leading manufacturer of commercial vehicles. Under this latest supply agreement with Hyundai, WABCO will furnish the manufacturer with a broad portfolio of its advanced technologies to support series production of Hyundai’s new medium-duty trucks. WABCO will equip Hyundai’s range of medium-duty trucks with EBS, anti-lock braking systems (ABS), electronic stability control (ESC) and electronically controlled air suspension (ECAS) systems as well as air processing units (APU). WABCO also will become the first supplier to equip Hyundai with EBS and integrated pedal units (IPU) for its medium-duty trucks.

In February 2019, WABCO announced that it had signed a long-term agreement to develop and supply innovative air suspension technology for one of the world’s largest manufacturers of premium passenger cars, based in Europe. Under this 10-year agreement, WABCO will develop and deliver an innovative air supply module along with control software to operate a range of air suspension system configurations for one of the manufacturer’s high-volume global premium passenger car platforms. Air suspension is now a standard feature on most of the manufacturer’s electric and plug-in hybrid vehicles, so WABCO will support a 30% increase in air suspension production volumes compared to the manufacturer’s preceding car platform.

WABCO Full Year 2019 Guidance

Based on its estimate of future economic and market conditions, WABCO provides guidance for 2019.

Full Year 2019
Sales – in millions	$3,800 – $4,000 1 Euro = $1.15
Sales growth – in local currencies	1.5% – 6.5%
Operating Margin – Reported	12.4% – 12.8%
Operating Margin – Performance	13.4% – 13.8%
Diluted EPS – Reported	$6.88 – $7.38
Diluted EPS – Performance	$7.60 – $8.10

“WABCO remains laser-focused in its commitment to deliver continued market outperformance, which fuels top-line growth and delivers enhanced bottom-line results,” said Esculier. “We also reaffirm our unwavering confidence in our ability to again deliver superb value for shareowners in 2019.”

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Roberto Fioroni, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at ir.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2018 Results.”

The call also is accessible by telephone in listen only mode. The dial-in number is +1 408 940 3818 and the U.S. toll-free dial-in number is 877 844 0834. A replay of the call will be available from Noon Eastern Time on February 15, 2019 until Noon Eastern Time on February 22, 2019. The replay dial-in number is +1 404 537 3406 and the U.S. toll-free dial-in number is 855 859 2056. The Conference ID is 6697048.

About WABCO

WABCO (NYSE: WBC) is the leading global supplier of braking control systems and other advanced technologies that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO is powerfully “Mobilizing Vehicle Intelligence” to support the increasingly autonomous, connected and electric future of the commercial vehicle industry. WABCO continues to pioneer innovations to address key technology milestones in autonomous mobility and apply its extensive expertise to integrate the complex control and fail-safe systems required to efficiently and safely govern vehicle dynamics at every stage of a vehicle’s journey – on the highway, in the city and at the depot. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems and digital services that contribute to commercial fleet efficiency. In 2018, WABCO reported sales of over $3.8 billion and has more than 16,000 employees in 40 countries. For more information, visit www.wabco-auto.com.

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to, those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions, our ability to complete and realize the tax benefits associated with certain projects relating to the reorganization of our treasury function and the establishment of a regulated insurance company to better manage our group unfunded pension liabilities and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2018 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Consolidated Statements of Operations

•	Consolidated Balance Sheets

•	Consolidated Statements of Cash Flows

•	Three Months Ended December 31, 2018 Data Supplement Sheet

•	Twelve Months Ended December 31, 2018 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2019 Guidance

WABCO media, investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except share and per share data)	2018	2017	2018	2017
Sales	$911.6	$934.1	$3,831.0	$3,304.2
Cost of sales	633.5	657.5	2,658.5	2,290.4

Gross profit	278.1	276.6	1,172.5	1,013.8

Operating expenses:
Selling and administrative expenses	127.0	112.5	476.0	411.2
Research, development and engineering expenses	36.7	33.2	184.4	147.0
Other operating expense/(income), net	2.4	6.0	(0.4)	20.6

Operating income	112.0	124.9	512.5	435.0

Equity income/(loss) of unconsolidated joint ventures, net	0.3	(0.1)	1.0	23.1
Gain on remeasurement of equity investments	—	247.7	—	247.7
Other non-operating expense, net	(7.0)	(9.4)	(42.3)	(37.2)
Interest expense, net	(0.7)	(4.3)	(7.5)	(16.0)

Income before income taxes	104.6	358.8	463.7	652.6

Income tax (benefit)/expense	(14.0)	186.1	49.3	229.7

Net income including noncontrolling interests	118.6	172.7	414.4	422.9

Less: Net income attributable to noncontrolling interests	4.1	4.4	20.3	16.8

Net income attributable to Company	$114.5	$168.3	$394.1	$406.1

Net income attributable to Company per common share:
Basic	$2.21	$3.13	$7.46	$7.53
Diluted	$2.20	$3.12	$7.43	$7.50
Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	51,728,665	53,719,507	52,846,962	53,903,938
Diluted	51,940,825	53,938,611	53,062,573	54,139,815

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Amounts in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$503.8	$1,141.5
Short-term investments	135.8	0.6
Accounts receivable, less allowance for doubtful accounts: $10.7 in 2018; $9.4 in 2017	611.5	669.2
Inventories, net	319.1	321.4
Guaranteed notes receivable	44.1	39.7
Investments in repurchase agreements	85.8	137.5
Other current assets	96.8	84.3

Total Current Assets	1,796.9	2,394.2

Property, plant and equipment, net	553.6	522.3
Goodwill	809.4	834.7
Deferred tax assets	236.7	211.1
Investments in unconsolidated joint ventures	10.4	6.5
Intangible assets, net	246.6	266.6
Other assets	85.0	88.0

Total Assets	$3,738.6	$4,323.4

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$—	$386.5
Accounts payable	232.5	258.1
Accrued payroll	111.2	130.4
Current portion of warranties	23.3	29.5
VAT payable	15.7	18.2
Accrued expenses	73.8	81.6
Promotion and customer incentives	26.6	24.3
Accrued income tax	28.2	56.2
Other accrued liabilities	84.7	88.5

Total Current Liabilities	596.0	1,073.3

Long-term debt	845.2	1,023.3
Pension and post-retirement benefits	716.0	700.7
Deferred tax liabilities	75.4	75.3
Long-term income tax liabilities	156.8	166.8
Other liabilities	84.0	82.9

Total Liabilities	2,473.4	3,122.3

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 79,018,266 in 2018; 78,937,828 in 2017; and shares outstanding: 51,364,925 in 2018; 53,735,486 in 2017	0.8	0.8
Capital surplus	898.5	883.2
Treasury stock, at cost: 27,653,341 shares in 2018; 25,202,342 shares in 2017	(2,159.3)	(1,861.3)
Retained earnings	2,960.8	2,563.2
Accumulated other comprehensive loss	(524.0)	(464.5)

Total Shareholders’ Equity	1,176.8	1,121.4
Noncontrolling interests	88.4	79.7

Total Equity	1,265.2	1,201.1

Total Liabilities and Equity	$3,738.6	$4,323.4

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions)	2018	2017	2018	2017
Operating Activities
Net income including noncontrolling interests	$118.6	$172.7	$414.4	422.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22.7	22.6	95.8	84.8
Impairment of non-marketable equity securities	—	—	5.5	—
Amortization of intangibles	7.9	8.5	28.9	22.3
Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.3)	0.3	(1.0)	0.8
Non-cash stock compensation	4.8	3.3	20.0	16.4
Non-cash interest expense and debt issuance cost amortization	4.6	6.6	15.4	23.1
Deferred income tax benefit	(18.0)	(31.1)	(23.6)	(48.2)
Pension and post-retirement benefit expense	14.7	14.1	62.2	57.5
Foreign currency effects on changes in monetary assets/liabilities	2.1	3.8	(2.3)	(6.8)
Unrealized loss / (gain) on revaluation of foreign currency forward contracts	0.6	(1.8)	2.5	(1.7)
Loss on debt extinguishment	—	—	2.3	—
Gain on remeasurement of equity investment	—	(247.7)	—	(247.7)
Other	2.4	0.7	2.8	0.6
Changes in assets and liabilities:
Accounts receivable, net	37.8	53.6	27.5	(64.3)
Inventories, net	42.0	14.2	(13.4)	(16.0)
Accounts payable	(23.8)	(20.9)	(23.8)	5.4
Other accrued liabilities and taxes	(41.0)	25.8	(66.8)	12.6
Other current and long-term assets	(1.8)	19.4	(40.5)	27.4
Other long-term liabilities	1.3	158.8	(11.5)	157.1
Pension and post-retirement benefit contributions	(6.5)	(8.0)	(25.9)	(24.7)

Net cash provided by operating activities:	168.1	194.9	468.5	421.5

Investing Activities
Purchases of property, plant and equipment	(34.4)	(47.6)	(118.2)	(104.7)
Investments in capitalized software	(4.9)	(1.2)	(13.9)	(5.8)
Purchases of short-term investments and repurchase agreements	(298.6)	(132.3)	(687.2)	(535.2)
Sales and maturities of short-term investments and repurchase agreements	212.6	262.1	585.2	548.4
Cost of preferred stock investment	—	(10.0)	—	(10.0)
Investments in unconsolidated joint ventures	(0.7)	—	(3.8)	—
Return of investment in unconsolidated joint venture	—	1.8	—	1.8
Acquisition of businesses	—	(241.0)	(8.6)	(382.7)

Net cash used by investing activities:	(126.0)	(204.2)	(246.5)	(488.2)

Financing Activities
Borrowings of long-term debt	—	—	368.5	25.3
Repayments of long-term debt	—	—	(500.0)	(25.0)
Net (repayments) / borrowings of short-term debt	(271.7)	245.1	(385.4)	382.5
Settlement of forward contract	—	(0.3)	—	(0.3)
Proceeds from minority interest shareholders	—	0.6	—	0.6
Purchases of treasury stock	(89.9)	—	(300.0)	(120.0)
Taxes withheld and paid on employee stock award vestings	(0.1)	(0.1)	(5.1)	(4.9)
Dividends to noncontrolling interest holders	—	(1.3)	(5.7)	(7.1)
Proceeds from exercise of stock options	—	5.0	0.6	9.5

Net cash (used)/provided by financing activities:	(361.7)	249.0	(827.1)	260.6

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8.8)	12.6	(32.2)	85.1

Net (decrease) / increase in cash, cash equivalents and restricted cash	(328.4)	288.3	(637.3)	279.0
Cash, cash equivalents and restricted cash at Beginning of Period	832.6	853.2	1,141.5	862.5

Cash, cash equivalents and restricted cash at End of Period	$504.2	$1,141.5	$504.2	$1,141.5

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended December 31, 2018 Data Supplement Sheet (Unaudited)

	Three Months Ended December 31,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$911.6		$934.1		$(22.5)	-2.4%
Foreign exchange translational effects	35.5		—		35.5

Adjusted Sales	$947.1		$934.1		$13.0	1.4%

Gross Profit
Reported	$278.1	30.5%	$276.6	29.6%	$1.5	0.5%
Streamlining costs	1.4		2.0		(0.6)
Acquisition related costs	—		7.5		(7.5)

Performance Gross Profit	$279.5	30.7%	$286.1	30.6%	$(6.6)	-2.3%
Foreign exchange translational effects	9.9		—		9.9

Adjusted Gross Profit	$289.4	30.6%	$286.1	30.6%	$3.3	1.2%

Operating Expenses
Reported	$166.1	18.2%	$151.7	16.2%	$14.4	9.5%
Streamlining costs	(7.2)		(1.5)		(5.7)
Separation costs	(0.2)		(3.9)		3.7
Acquisition related costs	(4.9)		(4.4)		(0.5)

Performance Operating Expenses	$153.8	16.9%	$141.9	15.2%	$11.9	8.4%
Foreign exchange translational effects	5.3		—		5.3

Adjusted Operating Expenses	$159.1	16.8%	$141.9	15.2%	$17.2	12.1%

Operating Income
Reported	$112.0	12.3%	$124.9	13.4%	$(12.9)	-10.3%
Streamlining costs	8.6		3.5		5.1
Separation costs	0.2		3.9		(3.7)
Acquisition related costs	4.9		11.9		(7.0)

Performance Operating Income	$125.7	13.8%	$144.2	15.4%	$(18.5)	-12.8%
Foreign exchange translational effects	4.6		—		4.6

Adjusted Operating Income	$130.3	13.8%	$144.2	15.4%	$(13.9)	-9.6%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$114.5		$168.3		$(53.8)	-32.0%
Income tax (benefit)/expense	(14.0)		186.1		(200.1)
Interest expense, net	0.7		4.3		(3.6)

EBIT	$101.2	11.1%	$358.7	38.4%	$(257.5)	-71.8%
Streamlining costs	8.6		3.5		5.1
Separation costs	1.1		4.8		(3.7)
Acquisition related costs/(income)	4.9		(235.7)		240.6

Performance EBIT (Earnings Before Interest and Taxes)	$115.8	12.7%	$131.3	14.1%	$(15.5)	-11.8%

Pre-Tax Income
Reported Net Income Attributable to Company	$114.5		$168.3		$(53.8)
Income tax (benefit)/expense	(14.0)		186.1		(200.1)

Pre-Tax Income Attributable to Company	$100.5		$354.4		$(253.9)
Streamlining costs	8.6		3.5		5.1
Separation costs	1.1		4.8		(3.7)
Acquisition related costs/(income)	4.9		(235.7)		240.6

Performance Pre-Tax Income Attributable to Company	$115.1		$127.0		$(11.9)
Tax rate on a reported basis	-13.4%		51.9%
Tax rate on a performance basis	3.9%		15.2%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$114.5		$168.3		$(53.8)
Streamlining costs	8.6		3.5		5.1
Separation costs	1.1		4.8		(3.7)
Acquisition related costs/(income)	4.9		(235.7)		240.6
Tax items (1)	(18.5)		166.8		(185.3)

Performance Net Income Attributable to Company	$110.6		$107.7		$2.9

Net Income Attributable to Company per Diluted Common Share	$2.20		$3.12
Performance Net Income Attributable to Company per Diluted Common Share	$2.13		$2.00
Common Shares Outstanding - Diluted	51.9		53.9

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘17	13.0		13.0
Increase in adjusted income from ‘17	3.3		(13.9)

Incremental Income as a % of Sales	25.4%		-106.9%
Less: YoY Transactional Foreign Exchange (FX) Impact			(3.6)

Increase in adjusted income from ‘17 excluding transactional FX impact			(17.5)
Incremental income excluding transactional FX as a % of Sales			-134.6%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Twelve Months Ended December 31, 2018 Data Supplement Sheet (Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2018	% of Sales/ Adj Sales	2017	% of Sales/ Adj Sales	Chg vs. 2017	% Chg vs. 2017
Sales
Reported	$3,831.0		$3,304.2		$526.8	15.9%
Foreign exchange translational effects	(67.3)		—		(67.3)

Adjusted Sales	$3,763.7		$3,304.2		$459.5	13.9%

Gross Profit
Reported	$1,172.5	30.6%	$1,013.8	30.7%	$158.7	15.7%
Streamlining costs	3.2		7.6		(4.4)
Acquisition related costs	—		7.5		(7.5)

Performance Gross Profit	$1,175.7	30.7%	$1,028.9	31.1%	$146.8	14.3%
Foreign exchange translational effects	(31.4)		—		(31.4)

Adjusted Gross Profit	$1,144.3	30.4%	$1,028.9	31.1%	$115.4	11.2%

Operating Expenses
Reported	$660.0	17.2%	$578.8	17.5%	$81.2	14.0%
Streamlining costs	(11.1)		(4.3)		(6.8)
Separation costs	(0.9)		(16.8)		15.9
Acquisition related costs	(18.0)		(20.9)		2.9

Performance Operating Expenses	$630.0	16.4%	$536.8	16.2%	$93.2	17.4%
Foreign exchange translational effects	(15.7)		—		(15.7)

Adjusted Operating Expenses	$614.3	16.3%	$536.8	16.2%	$77.5	14.4%

Operating Income
Reported	$512.5	13.4%	$435.0	13.2%	$77.5	17.8%
Streamlining costs	14.3		11.9		2.4
Separation costs	0.9		16.8		(15.9)
Acquisition related costs	18.0		28.4		(10.4)

Performance Operating Income	$545.7	14.2%	$492.1	14.9%	$53.6	10.9%
Foreign exchange translational effects	(15.7)		—		(15.7)

Adjusted Operating Income	$530.0	14.1%	$492.1	14.9%	$37.9	7.7%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$394.1		$406.1		$(12.0)	-3.0%
Income tax expense	49.3		229.7		(180.4)
Interest expense, net	7.5		16.0		(8.5)

EBIT	$450.9	11.8%	$651.8	19.7%	$(200.9)	-30.8%
Streamlining costs	14.3		11.9		2.4
Separation costs	4.5		20.2		(15.7)
Acquisition related costs/(income)(1)	23.5		(219.2)		242.7

Performance EBIT (Earnings Before Interest and Taxes)	$493.2	12.9%	$464.7	14.1%	$28.5	6.1%

Pre-Tax Income
Reported Net Income Attributable to Company	$394.1		$406.1		$(12.0)
Income tax expense	49.3		229.7		(180.4)

Pre-Tax Income Attributable to Company	$443.4		$635.8		$(192.4)
Streamlining costs	14.3		11.9		2.4
Separation costs	4.5		20.2		(15.7)
Acquisition related costs/(income)(1)	23.5		(219.2)		242.7

Performance Pre-Tax Income Attributable to Company	$485.7		$448.7		$37.0

Tax rate on a reported basis	10.6%		35.2%
Tax rate on a performance basis	14.0%		17.2%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$394.1		$406.1		$(12.0)
Streamlining costs	14.3		11.9		2.4
Separation costs	4.5		20.2		(15.7)
Acquisition related costs/(income)(1)	23.5		(219.2)		242.7
Tax items (2)	(18.6)		152.6		(171.2)

Performance Net Income Attributable to Company	$417.8		$371.6		$46.2

Net Income Attributable to Company per Diluted Common Share	$7.43		$7.50
Performance Net Income Attributable to Company per Diluted Common Share	$7.87		$6.86
Common Shares Outstanding - Diluted	53.1		54.1

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘17	459.5		459.5
Increase in adjusted income from ‘17	115.4		37.9

Incremental Income as a % of Sales	25.1%		8.2%
Less: YoY Transactional Foreign Exchange (FX) Impact			7.6

Increase in adjusted income from ‘17 excluding transactional FX impact			45.5
Incremental income excluding transactional FX as a % of Sales			9.9%

(1)	Acquisition related costs include an impairment of a non-marketable equity securities
(2)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2019 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2019 Guidance
Sales
Reported Sales	$3,800.0 - $4,000.0
(1 Euro = 1.15 USD)
Operating Income

Reported Operating Income Margin	12.4% - 12.8%
Streamlining cost, impact to margin	0.6%
Separation costs, impact to margin	0.0%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	13.4% - 13.8%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$341.7 - $366.6
Streamlining cost	22.6
Separation costs	4.3
Acquisition related items	17.0
Tax items (1)	(7.9)

Performance Net Income Attributable to Company	$377.7 - $402.6

Reported Net Income Attributable to Company per Diluted Common Share	$6.88 - $7.38

Performance Net Income Attributable to Company per Diluted Common Share	$7.60 - $8.10

Diluted common shares outstanding	~ 49.7

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.